CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee

VolitionRx Limited

As independent registered public accountants, we hereby consent to the use of our report dated March 13, 2019 with respect to the financial statements of VolitionRx Limited, in its registration statement on Form S-3 relating to the registration of up to 9,810,310 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

February 7, 2020